RULE 18f-3 MULTI-CLASS PLAN

COLUMBIA ACORN TRUST

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS SERIES TRUST II

I.	Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares (“Shares”) in the investment portfolios (the “Funds”) of Columbia Acorn Trust, Columbia Funds Series Trust, Columbia Funds Series Trust I, and Columbia Funds Series Trust II (each a Trust, and together the “Trusts”). Among other things, this Plan identifies expenses that may be allocated to a particular class of Shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class. In addition, this Plan sets forth the maximum initial sales charges (or “loads”), contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder policies and services and transfer agency fees, if any, applicable or allocated to each class of Shares of the Trusts.

Each Trust is an open-end series investment company registered under the 1940 Act, the Shares of which are registered on Form N-1A under the Securities Act of 1933. Each Trust offers multiple classes of Shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Fund is authorized to issue shares of such classes described below as Columbia Management Investment Distributors, Inc. may from time to time determine.

II.	Allocation of Expenses.

1.

Except as otherwise set forth herein or as may from time to time be specifically approved by the board of trustees of the Trusts (the Trustees), all expenses of each Fund shall be allocated proportionately among the classes of Shares of such Fund pro rata based on the relative net assets of each class. Pursuant to Rule 18f-3, each Trust shall allocate to each class of Shares in a Fund any fees and expenses incurred by the Trust in connection with the distribution and/or the provision of shareholder services to holders of such class of Shares under any distribution plan, shareholder servicing plan and/or plan administration agreement (a “Distribution/Shareholder Servicing Plan”).

2.

In addition, pursuant to Rule 18f-3, each Trust may allocate to a particular class of Shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of Shares:

(i)	transfer agency fees and expenses identified by the Trust’s transfer agent or officers as being fees and expenses that relate to such class of Shares (see paragraph 7 below);

(ii)

printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of Shares or to regulatory agencies that relate to such class of Shares;

(iii)	blue sky registration or qualification fees that relate to such class of Shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of Shares;

(v)

expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying distributions) as required to support the shareholders of such class of Shares;

(vi)	litigation or other legal expenses that relate to such class of Shares;

(vii)	fees of the Trustees of the Trust incurred as a result of issues that relate to such class of Shares;

(viii)	independent accountants’ fees that relate to such class of Shares; and

(ix)	any other fees and expenses that relate to such class of Shares.

Notwithstanding the foregoing, each Trust may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class, except that the Trust may cause a class to pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions, if any, in the advisory contract of the Fund to the different investment performance of each class.

3.

For all purposes under this Plan, fees and expenses “that relate to” a class of Shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The officers of each Trust shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in paragraph 2 above should be allocated to a particular class of Shares. The Treasurer, any Deputy or Assistant Treasurer or another appropriate officer of the Trust shall periodically or as frequently as requested by the independent Trustees report to the Board of Trustees regarding any such allocations.

4.

For all purposes under this Plan, “Daily Dividend Fund” means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7 under the 1940 Act.

5.

Income and any expenses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund, excluding the value of subscriptions receivable (the “Settled Shares Method”).

Realized and unrealized capital gains and losses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund (the “Relative Net Assets Method”).

6.

Income, realized and unrealized capital gains and losses, and any expenses of Funds that are not Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the Relative Net Assets Method.

7.

Transfer agency costs vary among classes, and are calculated separately for each of (a) Institutional 3 Class Shares (formerly Class Y Shares), (b) Institutional 2 Class Shares (formerly Class R5 Shares), and (c) all other classes of Shares. Shares of each Class pay an annual fee set forth in the transfer agency agreement in effect from time to time and an allocable share of reimbursable out-of-pocket expenses, with the allocation among the classes based on the number of open accounts. Shares of each Class (other than Institutional 3 Class Shares) pay sub-transfer agency fees as set forth in the transfer agency agreement in effect from time to time.

8.

In certain cases, a Fund service provider may waive or reimburse all or a portion of the expenses of a specific class of Shares of the Fund. The applicable service provider shall report to the Board of Trustees regarding any such waivers or reimbursements, including why they are consistent with the fair and equitable treatment of shareholders of all classes.

III.	Class Arrangements.

The following summarizes the maximum initial sales charges, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum plan administration and/or shareholder administration fees, if any, conversion features, exchange privileges and other shareholder service fees, if any, applicable or allocated to each class of Shares of each Trust. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

1.	Class A Shares: Columbia Acorn Trust

A.	Maximum Initial Sales Charge: 5.75%.

B.	Contingent Deferred Sales Charge:

(i).	1.00% for Class A Shares bought without an initial sales charge in accounts aggregating $1 million to $50 million at the time of purchase that are redeemed within 12 months of purchase.

(ii).

0.50% for Class A Shares bought after September 3, 2010 without an initial sales charge in accounts aggregating $1 million to $50 million at the time of purchase that are redeemed more than 12, but less than 18, months after purchase.

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Fund may pay a service fee of up to 0.25% of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class A Shares of each Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

2.	Class A Shares: Columbia Funds Series Trust – Columbia Small Cap Index Fund, Columbia Mid Cap Index Fund, Columbia Large Cap Index Fund and Columbia Large Cap Enhanced Core Fund Only

A.	Maximum Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Index Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class A Shares of an Index Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Index Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class A Shares of an Index Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Index Fund.

3.	Class A Shares: Series of Columbia Funds Series Trust – Other than the Series of Columbia Funds Series Trust Covered by Section III.1 Above

A.	Maximum Initial Sales Charge:

(i)

Columbia Capital Allocation Moderate Aggressive Portfolio, Columbia Capital Allocation Moderate Conservative Portfolio Columbia Convertible Securities Fund, Columbia Large Cap Growth Opportunity Fund, Columbia Select Mid Cap Value Fund, Columbia Overseas Value Fund, Columbia Select Large Cap Equity Fund and Columbia Small Cap Value Fund II: maximum of 5.75%.

(ii)	Columbia California Intermediate Municipal Bond Fund: maximum of 3.00%.

(iii)	Columbia Short Term Bond Fund and Columbia Short Duration Municipal Bond Fund: maximum of 1.00%.

B.	Contingent Deferred Sales Charge:

(i)	1.00% for equity and fixed income Funds (other than Columbia California Intermediate Municipal Bond Fund).

(ii)	0.75% for Columbia California Intermediate Municipal Bond Fund (For Class A shares purchased prior to February 19, 2015, the maximum contingent deferred sales charge is 1.00%.)

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class A Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

4.	Class A Shares: Columbia Funds Series Trust I:

A.	Maximum Initial Sales Charge:

(i)	Equity Funds (including certain asset allocation and balanced Funds, as set forth in a Fund’s then-current prospectus(es)) (other than Columbia U.S. Treasury Index Fund): maximum of 5.75%.

(ii)	Columbia U.S. Treasury Index Fund: no initial sales load.

(iii)	Fixed income Funds (other than fixed income Funds listed below): maximum of 4.75%.

(iv)

Columbia High Yield Municipal Fund, Columbia Intermediate Bond Fund, Columbia Intermediate Duration Municipal Bond Fund, Columbia Massachusetts Intermediate Municipal Bond Fund, Columbia New York Intermediate Municipal Bond Fund, Columbia Oregon Intermediate Municipal Bond Fund, Columbia Strategic California Municipal Income Fund, Columbia Strategic New York Municipal Income Fund and Columbia Tax-Exempt Fund: maximum of 3.00%.

(v)	Columbia Ultra Short Term Bond Fund: None

B.	Maximum Contingent Deferred Sales Charge:

(i)	1.00% for equity and fixed income Funds (other than fixed income Funds listed below).

(ii)

0.75% for Columbia High Yield Municipal Fund, Columbia Intermediate Duration Municipal Bond Fund, Columbia Massachusetts Intermediate Municipal Bond Fund, Columbia New York Intermediate Municipal Bond Fund, Columbia Oregon Intermediate Municipal Bond Fund, Columbia Strategic California Municipal Income Fund, Columbia Strategic New York Municipal Income Fund, Columbia Tax-Exempt Fund and Columbia Total Return Bond Fund. (For Class A shares of all Funds purchased prior to February 19, 2015, the maximum contingent deferred sales charge is 1.00%.)

(iii)

0.00% for Columbia U.S. Treasury Index Fund, Multi-Manager Alternative Strategies Fund, Multi-Manager Directional Alternative Strategies Fund, Multi-Manager International Equity Strategies Fund, Multi-Manager Growth Strategies Fund, Multi-Manager Small Cap Equity Strategies Fund and Multi-Manager Total Return Bond Strategies Fund, and Columbia Ultra Short-Term Bond Fund

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of Columbia Ultra Short Term Bond Fund may pay a combined distribution and shareholder servicing fee of up to 0.15% of the average of daily net assets of such Shares and Class A of each other Fund may pay a distribution fee of up to 0.10% and/or a service fee of up to 0.25%, as set forth in the applicable Distribution/Shareholder Servicing Plan; provided, however, that certain Funds pay a distribution and/or servicing fee of up to 0.25%.

D.

Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class A Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

5.	Class A Shares: Columbia Funds Series Trust II:

A.	Maximum Initial Sales Charge:

(i)	Equity Funds (including certain asset allocation and balanced Funds as set forth in a Fund’s then-current prospectus(es)): maximum of 5.75%.

(ii)	Fixed income Funds (including certain asset allocation Funds as set forth in a Fund’s then-current prospectus(es) (other than fixed income Funds listed below): maximum of 4.75%.

(iii)	Equity Funds (including certain asset allocation and balanced Funds as set forth in a Fund’s then-current prospectus(es)): maximum of 5.75%.

(iv)

Columbia Floating Rate Fund, Columbia Limited Duration Credit Fund (prior to August 1, 2024), Columbia Minnesota Tax-Exempt Fund, Columbia Mortgage Opportunities Fund, Columbia Quality Income Fund and Columbia Strategic Municipal Income Fund: 3.00%.

(v)	Effective August 1, 2024, Columbia Limited Duration Credit Fund: 1.00%.

(vi)	Columbia Government Money Market Fund, Columbia Ultra Short Duration Municipal Bond Fund and Multi-Manager Value Strategies Fund: None

B.	Maximum Contingent Deferred Sales Charge:

(i)	1.00% for equity and fixed income Funds (other than fixed income Funds listed below).

(ii)

0.75% for Columbia Minnesota Tax-Exempt Fund and Columbia Strategic Municipal Income Fund (For Class A shares of these Funds purchased prior to February 19, 2015, the maximum contingent deferred sales charge is 1.00%.)

(iii)	Columbia Ultra Short Duration Municipal Bond Fund and Multi-Manager Value Strategies Fund: None

C.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Fund may pay a distribution fee of up to 0.10% and/or a service fee of up to 0.25%, as set forth in the applicable Distribution/Shareholder Servicing Plan; providing, however, that certain Funds pay a distribution and/or servicing fee of up to 0.25%. Class A of Columbia Ultra Short Duration Municipal Bond Fund pays a distribution and or/servicing fee of 0.15%.

D.

Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class A Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

6.	Class C Shares:

A.	Maximum Initial Sales Charge: None

B.

Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class C Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such Shares and shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

C.

Conversion Features/Exchange Privileges: Class C Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class C Shares of a Fund may generally be exchanged for Class C Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund. Early conversion of Class C Shares of a Fund to Class A shares of such Fund is permitted if approved by the Board of Trustees of the Trust.

D.

Other Shareholder Services: Class C Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.	Maximum Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% (none for Columbia Government Money Market Fund)

7.	Class E Shares: Columbia Funds Series Trust I

A.	Maximum Initial Sales Charge: 4.50%

B.	Maximum Contingent Deferred Sales Charge: 1.00%

C.

Maximum Distribution/Shareholder Servicing Fees: Class E Shares may pay distribution and service fee pursuant to a Distribution/Shareholder Servicing Plan as described in the prospectuses as from time to time in effect. Such distribution and service fees may be in amounts up to, but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

D.

Conversion Features/Exchange Privileges: Class E Shares of a Fund shall have such conversion features as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class E Shares may not be exchanged for Shares of any other Fund. Class E Shares of a Fund may not be exchanged for shares of an Affiliated Fund, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class E Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

8.	Institutional Class (Class Inst) Shares:

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class Inst Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class Inst Shares of a Fund may generally be exchanged for Class Inst Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund. Class Inst shares of a Fund may be converted to Class S shares of such Fund in connection with a share class rationalization initiative approved by the Board of Trustees of the Trust.

E.

Other Shareholder Services: Class Inst Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

9.	Institutional 2 Class (Class Inst2) Shares:

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class Inst2 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class Inst2 Shares of a Fund may generally be exchanged for Class Inst2 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class Inst2 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

10.	Institutional 3 Class (Class Inst3) Shares:

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class Inst3 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class Inst3 Shares of a Fund may generally be exchanged for Class Inst3 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class Inst3 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

11.	Class R Shares: Columbia Funds Series Trust, Columbia Funds Series Trust I and Columbia Funds Series Trust II

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.

Maximum Distribution Fees: (i) Columbia Funds Series Trust: Pursuant to a Distribution Plan adopted under Rule 12b-1, Class R Shares of each Fund may pay distribution fees of up to 0.50% of the average daily net assets of such Shares. (ii) Columbia Funds Series Trust I: Pursuant to a Distribution/Shareholder Servicing Plan, Class R Shares of each Fund may pay distribution fees of up to 0.50% of the average daily net assets of such Shares. Effective April 1, 2017, Class R Shares will no longer pay such distribution fees; (iii) Columbia Funds Series Trust II: Pursuant to a Distribution/Shareholder Servicing Plan, Class R Shares of each Fund may pay distribution fees of up to 0.50% of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class R Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class R Shares of a Fund may generally be exchanged for Class R Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund. Class R shares of Columbia Government Money Market Fund may be converted to Class A shares of such Fund with the approval of the Board of Trustees of the Trust.

E.

Other Shareholder Services: Class R Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

12.	Class S Shares:

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.

Conversion Features/Exchange Privileges: Class S Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class S Shares of a Fund may generally be exchanged for Class S Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.

Other Shareholder Services: Class S Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

IV.	Board Review

The Board of Trustees of the Trusts shall review this Plan, including the application of the Relative Net Assets Method and the Settled Shares Method to the Funds, as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trusts, including a majority of the Trustees who are not interested persons of the Trusts, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of Shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trusts shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:	November 8, 2023
Amended and Restated: July 1, 2024
Amended and Restated, and Adopted for Columbia Acorn Trust: March 1, 2025